Schedule 14A
                               (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

Filed by the registrant   X
                        -----
Filed by a party other than the registrant
                                           -----
Check the appropriate box:

  X   Preliminary proxy statement
-----
      Definitive proxy statement
-----
      Definitive additional materials
-----
      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
-----
      Confidential, for use of the Commission only (as permitted by Rule ----- 14a-6(e)(2))

                               Lunar Corporation
               (Name of Registrant as Specified in its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the registrant)

Payment of filing fee (Check the appropriate box):

  X   $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(l), or 14a-6(i)(2),
-----  or Item 22(a)(2) of Schedule 14A.

      $500 per each party to the controversy pursuant to Exchange Act Rule ----- 14a-6(i)(3).

      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
-----

(1) Title of each class of securities to which transaction applies:


(2) Aggregate number of securities to which transactions applies:


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

      Check box if any part of the fee is offset as provided by Exchange Act ----- Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing party:
(4) Date filed:

                            Lunar Corporation
                        313 West Beltline Highway
                        Madison, Wisconsin  53713           PRELIMINARY COPY
                             (608) 274-2663

                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Holders of the Common Stock of Lunar Corporation:

     NOTICE IS HEREBY GIVEN that a Special Meeting (the "Meeting") of Shareholders of Lunar Corporation (the "Company") will be held at Lunar Corporation, 313 West Beltline Highway, Madison, Wisconsin, on Thursday, January 11, 1996, at 9:00 a.m., local time, for the following purposes:

     (1) To consider and vote upon a proposal to approve an Amendment to the Restated Articles of Incorporation of the Company to increase the number of authorized shares of the common stock, $.01 par value, of the Company from 10,000,000 to 25,000,000; and

     (2) To transact any other business as may properly come before the Meeting or any adjournments thereof.

     Only shareholders of record at the close of business on December 6, 1995, the record date for the Meeting, shall be entitled to notice of and to vote at the Meeting or any adjournments thereof.

                                 IMPORTANT

     To ensure your representation at the Meeting, please sign and date the enclosed proxy, and return it immediately in the enclosed stamped envelope. Sending in your proxy will not prevent you from personally voting your shares at the Meeting, since you may revoke your proxy by attending the meeting and voting in person or by advising the Secretary of the Company in writing (by later-dated proxy or otherwise) of such revocation at any time before it is voted.

                              By Order of the Board of Directors,





                              Richard B. Mazess, Ph.D.
                              President

Madison, Wisconsin
December 20, 1995

                            Lunar Corporation
                       313 West Beltline Highway
                       Madison, Wisconsin  53713
                             (608) 274-2663

                             PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of the accompanying Proxy by the Board of Directors (the "Board") of Lunar Corporation (the "Company") for use at a Special Meeting (the "Meeting") of Shareholders to be held at Lunar Corporation, 313 West Beltline Highway, Madison, Wisconsin, Thursday, January 11, 1996, 9:00 a.m., local time, and at any adjournments thereof.

     At the Meeting, shareholders will consider and vote upon a proposal to approve an Amendment to the Restated Articles of Incorporation of the Company to increase the number of authorized shares of common stock, $.01 par value ("Common Stock"), of the Company from 10,000,000 to 25,000,000 (the "Charter Amendment"). The Board does not know of any other matters to be brought before the Meeting; however, if other matters should properly come before the Meeting, it is intended that the persons named in the accompanying Proxy will vote on such matters at their discretion.

     Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof by attending the Meeting and voting in person or by advising the Secretary of the Company in writing (by later-dated proxy or otherwise) of such revocation at any time before it is voted.


                            PROXY SOLICITATION

     Proxies will be solicited by mail. In addition to solicitation by mail, certain officers and employees of the Company may solicit by telephone, telegraph and personally. The cost of the solicitation will be borne by the Company. The Notice of the Meeting, this Proxy Statement and the accompanying form of Proxy were first mailed to shareholders on or about December 20, 1995.

                       SHAREHOLDERS ENTITLED TO VOTE

     Only holders of record of the shares of Common Stock of the Company at the close of business on December 6, 1995, the record date for the Meeting, are entitled to notice of and to vote at the Meeting and at any adjournments thereof. Shareholders will be entitled to one vote for each full share held. On December 6, 1995, there were outstanding [5,433,350] shares of Common Stock of the Company, which does not take into consideration the 3-for-2 stock dividend announced by the Board on November 17, 1995 and described under the section entitled "Proposed Charter Amendment" below.

                            VOTING INFORMATION

     A shareholder may, with respect to the proposal to approve the Charter Amendment, (i) vote "FOR" the proposal, (ii) vote "AGAINST" the proposal or
(iii) "ABSTAIN" from voting on the proposal.

     Proxies in the accompanying form, properly executed and received by the Company prior to the Meeting and not revoked, will be voted as directed therein. In the absence of a specific direction from the shareholder as to how to vote, the shareholder's Proxy will be voted "FOR" approval of the Charter Amendment.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote on the Charter Amendment is required to approve the Charter Amendment. Accordingly, non-voted shares and abstentions with respect to the proposal to approve the Charter Amendment will have the same effect as votes cast against approval of the Charter Amendment.

                        PROPOSED CHARTER AMENDMENT

     At the Meeting, the shareholders of the Company will be asked to consider and vote upon the Charter Amendment, which would increase the number of authorized shares of Common Stock from 10,000,000 to 25,000,000.

     On November 17, 1995, the Board of the Company declared a 3-for-2 stock dividend on the Company's Common Stock (the "Stock Dividend"). The Stock Dividend is payable to shareholders of record as of December 7, 1995, and will be distributed on December 21, 1995. At the close of business on December 6, 1995, there were [5,433,350] shares of Common Stock issued and outstanding. In addition, as of December 6, 1995, options for [986,690] shares were outstanding under the Lunar Corporation Amended and Restated Stock Option Plan. After the Stock Dividend, there will be approximately [8,150,025] shares issued and outstanding and options for approximately [1,480,035] shares outstanding under the Lunar Corporation Amended and Restated Stock Option Plan. Following the Stock Dividend, without an increase in the number of authorized shares of Common Stock, the Company would have available for future issuance only approximately [369,940] authorized shares of Common Stock. If the Charter Amendment is approved by the shareholders of the Company, such number will increase to approximately [15,369,940] following the Stock Dividend.


     The Board believes it is desirable to authorize additional shares of Common Stock so that there will be sufficient shares available for issuance for purposes that the Board may hereafter determine to be in the best interests of the Company and its shareholders. Such purposes could include the offer of shares for cash, the declaration of stock splits and stock dividends, mergers and acquisitions and other general corporate purposes. In many situations, prompt action may be required which would not permit seeking shareholder approval to authorize additional shares for the specific transaction on a timely basis. The Board believes it should have the flexibility to act promptly in the best interests of shareholders. The terms of any future issuance of shares of Common Stock will be dependent largely on market and financial conditions and other factors existing at the time of issuance. The Board evaluates financing and acquisition opportunities from time to time but currently has no commitments to issue additional shares for such purposes.

     If the Charter Amendment is approved, the Board will not be required to obtain further shareholder approval prior to the issuance of any such additional shares except in transactions legally requiring shareholder approval under Wisconsin law, such as certain merger or acquisition transactions to which the Company might be a party. Shareholders do not have preemptive rights to subscribe for or purchase additional shares of Common Stock and any issuance of Common Stock on other than a pro rata basis may dilute the ownership of present shareholders.

     Although the Board has no current intention of issuing any additional shares of Common Stock as an anti-takeover defense, the issuance of additional shares could be used to create impediments to or otherwise discourage persons attempting to gain control of the Company. For example, the issuance of additional shares could be used to dilute the voting power of shares then outstanding. Shares of Common Stock could also be issued to persons or entities who would support the Board in opposing a takeover bid which the Board determines to be not in the best interests of the Company and its shareholders. In the case of a hostile tender offer, the ability of the Board to issue additional shares of Common Stock could be viewed as beneficial to management by shareholders who want to participate in such tender offer. Neither management of the Company nor the Board has any present intention to propose any anti-takeover measures in future proxy solicitations.

     If the Charter Amendment is approved, Article III of the Restated Articles of Incorporation of the Company would read in its entirety as follows:

          "The number of shares which the corporation shall be authorized to issue is Twenty-Five Million (25,000,000) shares. Such shares shall be designated common stock and shall have a par value of $.01 per share. The holders of the common stock shall have no preemptive rights to purchase or to subscribe for shares of any class of shares now or hereafter authorized."

     The Board has unanimously determined that the Charter Amendment is in the best interests of the Company and its shareholders and proposes it for adoption by the Company's shareholders. THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE IN FAVOR OF THE CHARTER
AMENDMENT.

         SECURITIES BENEFICIALLY OWNED BY PRINCIPAL SHAREHOLDERS,
                     DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company, by (i) each director of the Company, (ii) the five most highly compensated executive officers of the Company, (iii) all directors and executive officers of the Company as a group, and (iv) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company. The beneficial ownership of the Common Stock shown in the table and footnotes below does not reflect the 3-for 2 Stock Dividend to be paid on December 21, 1995.

                           Amount and Nature of        Percent
Name                       Beneficial Ownership      of Class(1)
------------------------   --------------------      -----------

Samuel E. Bradt                 [6,000](2)                *
John W. Brown                  [72,000](3)               1.3%
Reed Coleman                  [116,500](4)               2.2
John Kapoor, Ph.D.             [62,000](5)               1.1
Richard B. Mazess, Ph.D.    [1,995,107](6)              37.3
Malcolm R. Powell, M.D.        [71,400](7)               1.3
Robert A. Beckman              [72,825](8)               1.4
James A. Hanson, Ph.D.        [163,225](9)               3.0
Gregory M. Johnson             [72,625](10)              1.3
Carl E. Gulbrandsen            [10,300](11)               *

All Directors and
Executive Officers as a
Group (11 persons)          [2,663,007](12)             45.7

------------------------
*Less than 1 percent (1%)

(1)Except as indicated below, (i) represents shares of Common Stock held of record and beneficially as of the December 6, 1995 record date and (ii) all shares of Common Stock are held with sole voting and investment power. Percentage amounts are based upon an aggregate of [5,433,350] shares issued and outstanding, and shares of Common Stock issuable within 60 days of December 6, 1995 upon exercise of stock options.

(2)Includes 3,000 shares of Common Stock issuable within 60 days upon exercise of stock options.

(3)Includes 42,000 shares of Common Stock issuable within 60 days upon exercise of stock options.

(4)Includes 104,500 shares of Common Stock held by The Reed Company, of which Mr. Coleman is sole owner, and 12,000 shares of Common Stock issuable within 60 days upon exercise of stock options.

(5)All shares of Common Stock issuable within 60 days upon exercise of stock options.

(6)Includes 4,500 shares of Common Stock issuable within 60 days upon exercise of stock options, and 425,000 shares of Common Stock held by Dr. Mazess as custodian for his daughters. Dr. Mazess' address is 313 West Beltline Highway, Madison, Wisconsin 53713.

(7)Includes 43,100 shares of Common Stock held by Dr. Powell's wife, 2,800 shares of Common Stock held by his daughters, and 19,500 shares of Common Stock issuable within 60 days upon exercise of stock options.

(8)Includes 72,800 shares of Common Stock issuable within 60 days upon exercise of stock options, and 25 shares of Common Stock held by Mr. Beckman as custodian for his children.

(9)Includes 163,000 shares of Common Stock issuable within 60 days upon exercise of stock options.

(10)Includes 72,600 shares of Common Stock issuable within 60 days upon exercise of stock options.

(11)Includes 10,000 shares of Common Stock issuable within 60 days upon exercise of stock options.

(12)Includes 482,400 shares of Common Stock issuable within 60 days upon exercise of stock options.

     In addition to the above, two officers of the Company beneficially own options to purchase an aggregate of 30 shares of common stock of Bone Care International, Inc., the Company's 86%-owned subsidiary ("Bone Care"). As of December 6, 1995, there were outstanding 3,362 shares of common stock in Bone Care.

                           SHAREHOLDER PROPOSALS



     In order to be considered for inclusion in the Company's proxy materials for the 1996 Annual Meeting of Shareholders, any shareholder proposals must be received at the executive offices of the Company on or before June 25, 1996.

                                   By Order of the Board of Directors,



                                   Richard B. Mazess, Ph.D.
                                   President

Madison, Wisconsin
December 20, 1995

(Label Here)

                                Proxy for
                            Lunar Corporation
                     Special Meeting of Shareholders
                             January 11, 1996

     The undersigned hereby appoints CARL E. GULBRANDSEN and ROBERT A. BECKMAN, and each of them, proxies, with full power of substitution, to vote for the undersigned all shares of the common stock, $.01 par value (the "Common Stock"), of LUNAR CORPORATION (the "Company"), which the undersigned would be entitled to vote if personally present at a Special Meeting of Shareholders to be held at Lunar Corporation, 313 West Beltline Highway, Madison, Wisconsin, on Thursday, January 11, 1996, at 9:00 a.m., local time, and at any adjournments thereof.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
COMPANY.

(1) Approve the Amendment to the Restated Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company from 10,000,000 to 25,000,000.

     For       Against        Abstain

(2) In their discretion, upon such other matters as may properly come before the meeting or any adjournments thereof.

                                  (Over)


     This proxy will be voted as specified on the reverse side. IF NO CONTRARY SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE PROPOSAL TO AMEND THE RESTATED ARTICLES OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, AND IN THE DISCRETION OF THE PERSONS DESIGNATED HEREIN AS PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

     Please date this proxy and sign exactly as your name or names appear therein. Joint owners should each sign personally. Trustees and others signing in representative capacity should indicate the capacity in which they sign. The undersigned hereby revokes all proxies heretofore given to vote at the aforesaid meeting.

                                              Dated                  , 199
                                                    -----------------     -

------------------------------------    ------------------------------------
Co-Owner Sign Here                      Shareholder Sign Here